Exhibit 99.2

Jamf Announces CEO Transition Plan, Appointing John Strosahl as Chief Executive Officer
MINNEAPOLIS – May 4, 2023 – Jamf (NASDAQ: JAMF), the standard in managing and securing Apple at work, announced today it has appointed John Strosahl as Chief Executive Officer, effective September 2, 2023. Mr. Strosahl will succeed Jamf’s current Chief Executive Officer, Dean Hager, who is retiring from his position effective September 1, 2023. Mr. Hager will remain a member of Jamf’s Board of Directors following his retirement as Chief Executive Officer, and will work closely with Mr. Strosahl to facilitate a seamless transition. Mr. Strosahl will also join Jamf’s Board of Directors, concurrently with his appointment to Chief Executive Officer.
“John’s performance as our President and Chief Operating Officer has been spectacular. In his nearly 8-year tenure at Jamf, he has led the team to budget overachievement more consistently than I’ve seen in my 34-year career,” said Mr. Hager. “John’s incredible global experience, alongside his scientific approach to strategy and building a team, makes him the perfect fit to lead Jamf as the only company in the world to offer a complete management and security solution for the Apple-first enterprise.”
Mr. Strosahl, who currently serves as Jamf’s President and Chief Operating Officer, has been with the company since 2015. Mr. Strosahl first joined the company to lead Jamf’s global revenue organization as Chief Revenue Officer, and was promoted to Chief Operating Officer in 2020 and President in 2022. Since joining Jamf, Mr. Strosahl has made an incredible impact on the business. Mr. Strosahl drove Jamf’s shift from perpetual license revenue to recurring subscription revenue which helped drive consistent predictable Jamf growth. Mr. Strosahl has also helped Jamf expand and build its presence to over 120 countries, significantly diversifying revenue sources and expanding Jamf’s total addressable market.
“I thank Dean for his mentorship and leadership over the past 8 years, and I look forward to continue working with him closely as part of the Jamf Board of Directors,” said Strosahl. “I am honored to take on this new role as Jamf’s Chief Executive Officer, as we continue to help organizations manage and secure Apple at work, providing a technology experience that users love and secure access that organizations trust.”
Prior to Jamf, Mr. Strosahl was a VP at eBay, responsible for the B2C revenue organization across all verticals in North America. Prior to eBay, he was at Digital River for over 10 years, where he served as EVP and General Manager of the Commerce Business Unit, and SVP and GM of Europe as its General Manager and Executive Vice President. Mr. Strosahl has lived in many different countries around the world, and is known as a disciplined, centered leader with the innate ability to lead high-performing teams.
“I could not be more proud of what the Jamf team has accomplished together for Jamf Nation. Having the privilege to work with Jamf’s selfless, hard-working and fun-loving 2,700-person team has been the highlight of my career,” said Hager. “I look forward to seeing John continue improving the Jamf platform and business in order to help more and more customers succeed with consumer-simple, enterprise-secure technology.”
About Jamf
Jamf’s purpose is to simplify work by helping organizations manage and secure an Apple experience that end users love and organizations trust. Jamf is the only company in the world that provides a complete management and security solution for an Apple-first environment that is enterprise secure, consumer simple and protects personal privacy. To learn more, visit www.jamf.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “can,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “forecasts,” “potential” or “continue,” or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include, but are not limited to, statements regarding our future financial and operating performance (including our outlook and guidance), the demand for our platform, anticipated impacts of macroeconomic conditions on our business, statements related to our CEO transition, and our ability to deliver on our long-term strategy.
The forward-looking statements contained in this press release are also subject to additional risks, uncertainties, and factors, including those more fully described in our Annual Report on Form 10-K for the year ended December 31, 2022. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, as well as the subsequent periodic and current reports and other filings that we make with the Securities and Exchange Commission from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks and uncertainties may emerge that could have an impact on the forward-looking statements contained in this press release.
Given these factors, as well as other variables that may affect our operating results, you should not rely on forward-looking statements, assume that past financial performance will be a reliable indicator of future performance, or use historical trends to anticipate results or trends in future periods. The forward-looking statements included in this press release relate only to events as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.
Investor Contact
Jennifer Gaumond
ir@jamf.com
Media Contact
Rachel Nauen
media@jamf.com
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